EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICPATE IN THE
J.P. MORGAN INAUGURAL ENERGY EQUITY CONFERENCE

EL PASO, Texas - June 27, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the J. P. Morgan Inaugural Energy Equity Conference in New York City on Tuesday, June 28, 2016. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning June 28, 2016, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, Texas, Minnesota and Wisconsin operating primarily through the Giant, Howdy’s, and SuperAmerica brands.

Western Refining, Inc. also owns the general partner and approximately 61% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).

More information about Western Refining is available at www.wnr.com.